   As filed with the Securities and Exchange Commission on June 1, 2001.
                                                Registration No. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                          FLAG TELECOM HOLDINGS LIMITED
                                   CEDAR HOUSE
                                 41 CEDAR AVENUE
                                  HAMILTON HM12
                                     BERMUDA
          (Address, including zip code, of Principal Executive Offices)


        ----------------------------------------------------------------

                          FLAG TELECOM HOLDINGS LIMITED
                  AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
        ----------------------------------------------------------------

                                 JAMES MACDONALD
                              FLAG TELECOM USA LTD.
                          SUITE 150, 8045 LEESBURG PIKE
                      VIENNA, VA 22182, USA (703) 760 7042

             (Name, address including zip code, and telephone number
                   including area code, of agent for service)

                        ---------------------------------
                                    COPY TO:

                              ERICA H. STEINBERGER
                                LATHAM & WATKINS
              885 THIRD AVENUE, SUITE 1000, NEW YORK, NY 10022-4802
                               Tel: (212) 906 1200
                               Fax: (212) 751 4864


                         CALCULATION OF REGISTRATION FEE

                                           Proposed           Proposed
                                           Maximum            Maximum
Title of Securities   Number of Shares     Offering Price     Aggregate             Amount of
to be Registered      to be Registered     per Share(1)       Offering Price(1)    Registration Fee
----------------      ----------------     ------------       -----------------    ----------------
Common stock,              2,500,000         $4.99            $12,475,000           $3,119
$.0006 par value                                              -----------
per share

--------------------------------------------------------------------------------

Note:

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h). The Proposed Maximum Offering Price Per Share is based upon (i) the exercise prices per share of outstanding options for 1,685,000 shares, which range from $2.75 to $6.25 per share and have a weighted average of $3.35 per share, and (ii) for the remaining 815,000 shares, the average $8.26 of the high $8.50 and low $8.02 prices for the Company's common stock on the Nasdaq National Market on May 31, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("SEC") on February 16, 2000, Registration No. 333-30550, FLAG Telecom Holdings Limited, a Bermuda company (the "Company"), previously registered a total of 6,763,791 shares of the common stock, par value $.0006 per share, that have been reserved for issuance from time to time in connection with the Company's Long-Term Incentive Plan (the "Plan"). The Plan has been amended and the number of shares of common stock issuable thereunder has been increased to 9,263,791. Under this Registration Statement, the Company is registering the additional 2,500,000 shares of the common stock issuable under the Plan. The contents of Registration Statement No. 333-30550 is incorporated by reference herein. Pursuant to Instruction E to Form S-8, all other information otherwise required to be filed in this Registration Statement is not required to be filed in this Registration Statement.


The following documents which have been filed with the Securities and Exchange Commission by the Company are hereby incorporated by reference in this Registration Statement:

1. Registration Statement on Form S-8 filed on February 16, 2000
(No. 333-30550);

2.  Annual Report on Form 10-K for the year ended December 31, 2000;

3. Proxy Statement on Form 14A filed on May 8, 2001 (excluding the Report of the Compensation Committee contained therein);

4.  Quarterly Report on Form 10-Q for the quarterly period ended
March 31, 2001;

5. The description of the Company's common stock contained in its Amendment No. 1 to its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 8, 2000;

6. All documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into this Registration Statement.



Item 8.           Exhibits


EXHIBIT     DESCRIPTION
-------     -----------
4.1         Memorandum of Association (Incorporated by Reference to exhibit 3.1 to the Company's Registration Statement on Form F-1, Registration
            No. 333-94899, filed with the SEC on January 18, 2000)

4.2 Bye-Laws of the Company (Incorporated by Reference to exhibit 3.2 to the Company's Annual Report on Form 10-K, Registration No.
            000-29207, filed with the SEC on March 30, 2001)

4.3 Form of share certificate (Incorporated by Reference to the Company's Registration Statement on Form F-1, Registration No.
            333-94899, filed with the SEC on January 18, 2000)

4.4 Form of Registration Rights Agreement (Incorporated by Reference to the Company's Registration Statement on Form F-1, Registration No.
            333-94899, filed with the SEC on January 18, 2000)

4.5         Indenture dated March 17, 2000 between the Company and The Bank of
            New York, as Trustee, relating to 11 5/8% Senior Euro Notes Due 2010
            (Incorporated by Reference to the Company's Current Report on Form
            8-K , Registration No. 333-94899, filed with the SEC on March 23,
            2000)

4.6         Indenture dated March 17, 2000 between the Company and The Bank of
            New York, as Trustee, relating to 11 5/8% Senior Dollar Notes Due
            2010 (Incorporated by Reference to the Company's Current Report on
            Form 8-K, Registration No. 333-94899, filed with the SEC on March
            23, 2000)

4.7         The Company's Amended and Restated Long-Term Incentive Plan
            (Incorporated by reference to exhibit 10.1 to the Company's Annual
            Report on Form 10-K, Registration No. 000-29207, filed with the SEC on March 30, 2001)

5.1         Opinion of Appleby Spurling & Kempe

23.1        Consent of Arthur Andersen

23.2        Consent of Appleby Spurling & Kempe (included in Exhibit 5.1)

24.1        Power of Attorney (included on page II-2 of this Registration
            Statement)

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andres Bande, Larry Bautista and Stuart Rubin, and each of them, with full power to act without the other, this person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.

                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England, on June 1, 2001.

                          FLAG TELECOM HOLDINGS LIMITED

                     BY:            /s/ Stuart Rubin
                                    ----------------
                     Name:          Stuart Rubin
                     Title:         General Counsel & Secretary


         Date                   Name                         Title

May 31, 2001           /s/ Andres Bande
                       -----------------------
                       Andres Bande               Chairman and Chief Executive
                                                  Officer (Principal Executive
                                                  Officer)


May 31, 2001           /s/ Larry Bautista
                       -----------------------
                       Larry Bautista             Chief Financial Officer
                                                  (Principal Financial Officer &
                                                  Principal Accounting Officer)


May 31, 2001           /s/ Edward McCormack
                       -----------------------
                       Edward McCormack           Director


May 31, 2001           /s/ Michael Fitzpatrick
                       -----------------------
                       Michael Fitzpatrick        Director


                       -----------------------
                       Tom Bartlett               Director

                       -----------------------
                       Adnan Omar                 Director


May 31, 2001           /s/ Alfred Giammarino
                       -----------------------
                       Alfred Giammarino          Director


                       -----------------------
                       Dr. David Riffelmacher     Director


May 31, 2001           /s/ Umberto Silvestri
                       -----------------------
                       Umberto Silvestri          Director


                       -----------------------
                       Soopakij Chearavanont      Director


May 31, 2001           /s/ James MacDonald
                       -----------------------
                       James MacDonald            Authorized US Representative

                                  EXHIBIT INDEX


EXHIBIT     DESCRIPTION
-------     -----------
4.1         Memorandum of Association (Incorporated by Reference to exhibit 3.1 to the Company's Registration Statement on Form F-1, Registration
            No. 333-94899, filed with the SEC on January 18, 2000)

4.2 Bye-Laws of the Company (Incorporated by Reference to exhibit 3.2 to the Company's Annual Report on From 10-K, Registration No.
            000-29207, filed with the SEC on March 30, 2001)

4.3 Form of share certificate (Incorporated by Reference to the Company's Registration Statement on Form F-1, Registration No.
            333-94899, filed with the SEC on January 18, 2000)

4.4 Form of Registration Rights Agreement (Incorporated by Reference to the Company's Registration Statement on Form F-1, Registration No.
            333-94899, filed with the SEC on January 18, 2000)

4.5         Indenture dated March 17, 2000 between the Company and The Bank of
            New York, as Trustee, relating to 11 5/8% Senior Euro Notes Due 2010
            (Incorporated by Reference to the Company's Current Report on Form
            8-K, Registration No. 333-94899, filed with the SEC on March 23,
            2000)

4.6         Indenture dated March 17, 2000 between the Company and The Bank of
            New York, as Trustee, relating to 11 5/8% Senior Dollar Notes Due
            2010 (Incorporated by Reference to the Company's Current Report on
            Form 8-K, Registration No. 333-94899, filed with the SEC on March
            23, 2000)

4.7         The Company's Amended and Restated Long-Term Incentive Plan
            (Incorporated by reference to exhibit 10.1 to the Company's Annual
            Report on Form 10-K, Registration No. 000-29207, filed with the SEC on March 30, 2001)

5.1         Opinion of Appleby Spurling & Kempe

23.1        Consent of Arthur Andersen

23.2        Consent of Appleby Spurling & Kempe (included in Exhibit 5.1)

24.1        Power of Attorney (included on page II-2 of this Registration
            Statement)



                                      II-5